EXHIBIT 99.3


                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into as of July __, 2005 (the "Effective Date") among PRG-SCHULTZ USA, INC., a Georgia corporation (the "Company"), PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation that owns all of the capital stock of the Company ("PRGX"), and JAMES B. MCCURRY ("Executive").

     The parties agree as follows:

     1. Certain Definitions. Certain words or phrases with initial capital letters not otherwise defined herein are to have the meanings set forth in paragraph 8.

     2. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, as of the Effective Date, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in paragraph 5 (the "Employment Period").

     3. Position and Duties.

     (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and is to have the normal duties, responsibilities and authority of an executive serving in such position, subject to the power of the board of directors of the Company (the "Company Board") and the board of directors of PRGX (the "PRGX Board") to provide oversight and direction with respect to such duties, responsibilities and authority, either generally or in specific instances and consistent with such position.

     (b) During the Employment Period, the PRGX Board shall nominate Executive to serve as a member of the PRGX Board. Subject, as required, to reelection by PRGX's shareholders, Executive shall serve as a member of the PRGX Board, with no additional remuneration payable to Executive for that service. Upon the Date of Termination, Executive shall, at the PRGX Board's request, resign from the PRGX Board.

     (c) During the Employment Period, the PRGX Board shall appoint Executive to serve as president and chief executive officer of PRGX. Executive shall serve as the president and chief executive officer of PRGX, with no additional remuneration payable to Executive for that service. Upon the Date of Termination, Executive shall, at the PRGX Board's request, resign from the position of president and chief executive officer of PRGX.

     (d) Executive shall report to the Company Board and the PRGX Board.

     (e) During the Employment Period, Executive shall devote Executive's best efforts and Executive's full professional time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the Business and affairs of the Company, its subsidiaries and affiliates. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a diligent, trustworthy, business-like and efficient manner. During the Employment Period, Executive shall not serve as a director or a principal of another company or any charitable or civic organization without the PRGX Board's prior consent, except that the PRGX Board hereby approves and consents to Executive's continued service on the board of

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directors of Interstate Hotels and Resorts,  Inc. (or its successors) and on the board of trustees of The Galloway School, of Atlanta, Georgia.

     (f)  Executive  shall  perform  Executive's  duties  and   responsibilities
principally in the Atlanta, Georgia metropolitan area.

     (g) Executive shall acquire, through purchase on the open market, that number of shares of the Company's common stock as is required by any PRGX Board-approved share ownership program applicable to all of the Company's senior executives as may be in effect from time to time. Executive shall maintain this minimum ownership requirement at all times during the Employment Period in accordance with the provisions of the share ownership program.

     4. Compensation and Benefits.

     (a) Salary. The Company agrees to pay Executive a salary during the Employment Period in installments based on the Company's payroll practices as may be in effect from time to time. The Company shall set Executive's initial salary at the rate of $500,000 per year ("Base Salary"). The Compensation Committee of the PRGX Board shall review Executive's Base Salary from time to time. The Compensation Committee of the PRGX Board may, in its sole discretion, increase Executive's Base Salary, but may decrease Executive's Base Salary only to the extent that the Company institutes a salary reduction generally and ratably applicable to all senior executives of the Company. If the Company modifies the Base Salary as defined, "Base Salary" in this Agreement is to refer to the modified Base Salary.

     (b) Annual Bonus.

     (i) For fiscal year 2005, Executive is entitled to receive a bonus equal to 70% of Base Salary, prorated based on the number of days actually employed during fiscal year 2005, payable to Executive in a lump sum not later than 75 days after the end of the fiscal year.

     (ii) For each fiscal year following fiscal year 2005 during the Employment Period, Executive shall be eligible to receive an annual bonus, with the annual bonus potential to be between 70% of Base Salary (i.e., 70% upon achievement of annual "target" performance goals) and a maximum of 140% of Base Salary (i.e., 140% upon achievement of annual "maximum" performance goals), with the "target" and "maximum" performance goals and bonus criteria to be defined and approved by the Compensation Committee of the PRGX Board in advance for each fiscal year. The Company shall pay any such annual bonus earned to Executive in a lump sum not later than 75 days after the end of the fiscal year.

     (c) Stock Options. Contemporaneously with Executive's entering into employment with the Company, PRGX shall grant Executive a stock option with respect to 2,000,000 shares of the common stock of PRGX, in accordance with a stock option agreement in the form attached hereto as Exhibit A and executed contemporaneously with this Agreement.

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     (d) Expense  Reimbursement.  The Company will  reimburse  Executive for all reasonable expenses incurred by Executive during the Employment Period in the course of performing Executive's duties under this Agreement in accordance with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements applicable generally with respect to reporting and documentation of such expenses.

     (e) Standard Executive Benefits Package. Executive is entitled during the Employment Period to participate, on the same basis as the Company's other senior executives, in the Company's Standard Executive Benefits Package. A summary of such benefits as in effect on the date of this Agreement is attached hereto as Exhibit B.

     (f) Vacation; Holidays. Executive is entitled to four weeks of paid vacation, without carryover for unused vacation, as well as paid holidays in accordance with the Company's policies in effect from time to time.

     (g) Indemnification. Contemporaneously with this Agreement, PRGX and Executive shall execute PRGX's standard form of Indemnification Agreement, in the form attached hereto as Exhibit C.

     (h) Professional Fees. Promptly following receipt of invoices therefor, the Company will reimburse Executive for Executive's reasonable professional fees and costs (and related disbursements) incurred in connection with Executive's negotiation and execution of this Agreement, in an amount not to exceed $15,000.

     (i) Additional Compensation/Benefits. The Compensation Committee of the PRGX Board, in its sole discretion, will determine any compensation or benefits to be provided to Executive during the Employment Period other than as set forth in this Agreement, including, without limitation, any future grant of stock options or other equity awards.

     (j) Disgorgement of Compensation. If the Company is required to prepare an accounting restatement due to its material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws, to the extent required by law, Executive will reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received by Executive from the Company (including such compensation payable in accordance with this paragraph 4 and paragraph 6) during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying that financial reporting requirement; and (ii) any profits realized by Executive from the sale of the Company's securities during that 12-month period.

     (k) COBRA Reimbursement. Until the expiration of any applicable waiting periods necessary for Executive to commence participation in the Company's healthcare plans, the Company shall reimburse to Executive, upon Executive's written requests therefor from time to time, the amounts paid on account of premiums to FedEx Kinko's by Executive in connection with Executive's rights under COBRA (as defined below) to maintain the healthcare benefits provided to Executive under FedEx Kinko's healthcare plans.

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     5. Employment Period.

     (a) Subject to subparagraph 5(b), the Employment Period will commence on the Effective Date and will continue until, and will end upon, the third anniversary of the Effective Date; except that on the third anniversary of the Effective Date, unless either party shall have given the other 30-days' written notice otherwise, the Employment Period will be extended automatically for one additional year.

     (b) The Employment Period will end upon the first to occur of any of the following events: (i) Executive's death; (ii) the Company's termination of Executive's employment on account of Disability; (iii) the Company's termination of Executive's employment for Cause (a "Termination for Cause"); (iv) the Company's termination of Executive's employment without Cause (a "Termination without Cause"); (v) Executive's termination of Executive's employment for Good Reason (a "Termination for Good Reason"); or (vi) Executive's termination of Executive's employment for any reason other than Good Reason (a "Voluntary Termination").

     (c) Any termination of Executive's employment under subparagraph 5(b) must be communicated by a Notice of Termination delivered by the Company or Executive, as the case may be, to the other party.

     (d) Executive will be deemed to have waived any right to a Termination for Good Reason based on the occurrence or existence of a particular event or circumstance constituting Good Reason unless Executive delivers a Notice of Termination within 90 days from the date Executive first became aware of the event or circumstance.

     6. Post-Employment Period Payments.

     (a) At the Date of Termination, regardless of the reason for termination of employment, Executive will be entitled to (i) any Base Salary that has accrued but is unpaid, any annual bonus that has been earned but is unpaid, any reimbursable expenses that have been incurred but are unpaid, and any unexpired vacation days that have accrued under the Company's vacation policy but are unused, as of the end of the Employment Period, (ii) any plan benefits that by their terms extend beyond termination of Executive's employment (but only to the extent provided in any such benefit plan in which Executive has participated as a Company employee and excluding, except as hereinafter provided in paragraph 6, any Company severance pay program or policy) and (iii) reimbursement for any benefits to which Executive is entitled and has paid in accordance with Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA") (such reimbursement to be made upon Executive's written requests therefor from time to time). Except as specifically described in this subparagraph 6(a) and in the succeeding subparagraphs of this paragraph 6 (under the circumstances described in those succeeding subparagraphs), from and after the Date of Termination Executive shall cease to have any rights to salary, bonus, expense reimbursements or other benefits from the Company.


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

     (b) If the Employment Period ends in accordance with paragraph 5 on account of Executive's death, Disability, Voluntary Termination or Termination for Cause, the Company will make no further payments to Executive except as contemplated in subparagraph 6(a).

     (c) Subject to subparagraph (2), if the Employment Period ends in accordance with paragraph 5 on account of a Termination without Cause or a Termination for Good Reason, Executive shall be entitled to the following:

(1) a lump sum payment equal to either (i) in the event the Employment Period ends prior to the date that is 16 months after the Effective Date, 0.125 times the number of months in the Employment Period multiplied by Executive's Average Annual Compensation (as defined below) or (ii) in the event the Employment Period ends on or after the date that is 16 months after the Effective Date, 2 times Executive's Average Annual Compensation (for purposes hereof, "Average Annual Compensation" means (x) Executive's Base Salary for fiscal year 2005, if the Date of Termination occurs in fiscal year 2005, or the average of Executive's Base Salary in effect for the final two fiscal years in the Employment Period (including the fiscal year in which the Date of Termination occurs), if the Date of Termination occurs after December 31, 2005; plus (y) (A) if the Date of Termination occurs prior to January 1, 2006, 70% of Base Salary, prorated based on the number of days actually employed during fiscal year 2005; (B) if the Date of Termination occurs after December 31, 2005 but prior to January 1, 2007, 70% of Executive's Base Salary for fiscal year 2005; (C) if the Date of Termination occurs during fiscal year 2007, the actual annual bonus paid in respect of fiscal year 2006; or (D) if the Date of Termination occurs after December 31, 2007, the average of the actual annual bonuses paid or payable in respect of the two full fiscal years immediately preceding the fiscal year in which the Date of Termination occurs); and

(2) continued participation in the Company's medical and dental plans, on the same basis (including cost) as active employees participate in such plans, until the earlier of (i) Executive's eligibility for any such coverage under another employer's or any other medical or dental insurance plans sponsored by a subsequent employer of Executive or (ii) the second anniversary of the Date of Termination; except that in the event that participation in any such plan is barred, the Company shall pay Executive on a monthly basis an amount that, following withholding for the application or imposition of any income or employment taxes, is equal to the amount of any premiums paid by Executive to obtain benefits (for Executive and his dependents) equivalent to the benefits he is entitled to receive under the Company's benefit plans.

     (d) The Company shall make no payments in accordance with subparagraph 6(c) if Executive declines to sign and return a Release Agreement or revokes the Release Agreement within the time provided in the Release Agreement. The Company shall make all payments required to be made in accordance with subparagraph 6(c) within 30 days after the end of any revocation period provided by the Release Agreement.

     (e) Executive is not required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.

     7. Competitive Activity; Confidentiality; Non-solicitation.

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

     (a) Acknowledgements and Agreements. Executive acknowledges and agrees that in the performance of Executive's duties to the Company during the Employment Period, Executive will be brought into frequent contact, either in person, by telephone or through the mails, with the Company's existing and potential customers and employees. Executive also agrees that any Trade Secrets and Confidential Information of the Company gained by Executive during Executive's association with the Company have been developed by the Company through substantial expenditures of time, effort and money and constitute the Company's valuable and unique property. Executive further understands and agrees that the foregoing makes it necessary, for the protection of the Business, that Executive not compete with the Company during the Employment Period and not compete with the Company for a reasonable period thereafter, as further provided in the following subparagraphs.

     (b) Confidentiality. During and after the Employment Period, Executive shall treat as confidential and shall not, without the Company's prior written approval, use (other than in the performance of Executive's designated duties for the Company) or disclose any Trade Secrets or Confidential Information.

     (c) Records. All records, notes, files, recordings, tapes, disks, memoranda, reports, price lists, client lists, drawings, plans, sketches, documents, equipment, apparatus, and like items, and all copies thereof, relating to the Business or any Trade Secrets or Confidential Information that may be prepared by Executive or that may be disclosed to or that may come into the possession of Executive during the Employment Period, are to be and remain the Company's sole and exclusive property. Executive shall promptly deliver to the Company the originals and all copies of any of the foregoing that are in Executive's possession, custody or control, at any time upon request from the Company.

     (d) Executive Inventions.

     (i) All Works are to be the Company's sole and absolute property, including all patent, copyright, trade secret, or other rights in respect thereof. Executive shall assign to Company all right, title, and interest in and to any and all Works, including all worldwide copyrights, patent rights, and all trade secret information embodied therein, in all media and including all rights to create derivative works thereof. Executive waives any and all rights Executive may have in any Works, including but not limited to the right to acknowledgement as author or moral rights. Executive shall not use or include in Works any patented, copyrighted, restricted or protected code, specifications, concepts, or trade secrets of any third party or any other information that Executive would be prohibited from using by any confidentiality, non-disclosure or other agreement with any third party. Executive shall fully and promptly disclose in writing to the Company any such Works as such Works may arise from time to time.

     (ii) Executive shall, without charge to the Company other than for reimbursement of Executive's reasonable out-of-pocket expenses, execute and deliver all such further documents and instruments, including applications for patents and copyrights, and perform such acts, at any time during or after the term of this Agreement as may be necessary or desirable, to obtain, maintain, and defend patents, copyrights, or other proprietary rights in respect of the


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

Works or to vest title to the Works in the Company, its successors, assigns, or designees. Without limiting the generality of the foregoing, Executive shall give all lawful testimony, during or after the term of Executive's employment, that may be required in connection with any proceedings involving any Works so assigned by Executive. Executive shall keep and maintain adequate and complete records (in the form of notes, laboratory notebooks, sketches, drawings, optical drives, hard drives and as may otherwise be specified by the Company) of all inventions and original works of authorship made by Executive (solely or jointly with others) in the course of employment with Company, with the Company's time, on the Company's premises, or using the Company's resources or equipment, which records are to be available to and remain the Company's sole property at all times.

     (e) Cooperation. Executive shall cooperate at all times to the extent and in the manner requested by the Company and at the Company's expense, in the prosecution or defense of any claims, litigation or other proceeding involving the Works, the Company's property or the Trade Secrets or Confidential Information. Executive shall comply with regulations, policies, and procedures established by the Company, including, without limitation, all regulations, policies, and procedures established for the purpose of protecting Trade Secrets and Confidential Information.

     (f) Agreement Not to Compete. During the Employment Period and for a period of two years from the Date of Termination, regardless of the reason for termination of employment, Executive shall not, without the Company's prior written consent, within the Restricted Territory, for Executive or on behalf of another, directly or indirectly, engage in any business for which Executive provides services that are the same or substantially similar to Executive's services for the Company (as described in paragraph 3) to or on behalf of a Competing Business. Executive acknowledges and agrees that Restricted Territory is the geographic area within which Executive performs services for the Company.

     (g) Agreement Not to Solicit Customers. During the Employment Period and for a period of two years from the Date of Termination, regardless of the reason for termination of employment, Executive shall not, without the Company's prior written consent, directly or indirectly, on Executive's own behalf or in the service or on behalf of others, (i) solicit or attempt to divert or appropriate to a Competing Business any customer or actual prospect of the Company with whom Executive dealt on the Company's behalf at any time during the 12-month period immediately preceding the Date of Termination, or (ii) solicit or attempt to divert or appropriate to a Competing Business, any customer or actual prospect of the Company with whom an employee that was directly supervised by Executive dealt on the Company's behalf at any time during the 12-month period immediately preceding the Date of Termination.

     (h) Agreement Not to Solicit Employees. During the Employment Period and for a period of two years from the Date of Termination, regardless of the reason for termination of employment, Executive shall not, without the Company's prior consent, directly or indirectly, on Executive's own behalf or in the service or on behalf of others, solicit, divert or recruit any Company employee to leave such employment, whether such employment is by written contract or at will.

     (i) Remedies.


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

     (i) By virtue of the duties and responsibilities attendant to Executive's employment by the Company and the special knowledge of the Company's affairs, Business, clients, and operations that Executive has and will have as a consequence of Executive's employment, Executive acknowledges and agrees that irreparable loss and damage will be suffered by the Company if Executive should breach or violate any of the covenants and agreements contained in this paragraph 7. Therefore, in addition to any other remedies available to the Company, Executive acknowledges and agrees that the Company shall be entitled to an injunction to prevent a breach or contemplated breach by Executive of any of the covenants or agreements contained in this paragraph 7.

     (ii) The existence of any claim, demand, action or cause of action of Executive against the Company, whether predicated upon this Agreement or otherwise, is not to constitute a defense to the Company's enforcement of any of the covenants or agreements contained in paragraph 7. The Company's rights under this Agreement are in addition to, and not in lieu of, all other rights the Company may have at law or in equity to protect its confidential information, trade secrets and other proprietary interests.

     (j) Indirect Competition. Executive will be in violation of this paragraph 7 if Executive engages in any or all of the activities set forth in this paragraph 7 directly as an individual on Executive's own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a shareholder of any corporation or the owner of the interests in any other entity, in which Executive or Executive's spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than 5% of the outstanding stock or other ownership interests. Ownership of a lesser percentage in any such entity, in and of itself, will not constitute a violation of this paragraph 7, so long as Executive does not engage in action prohibited in this paragraph 7 with regard to such entity.

     (k) Definition of "Company". For purposes of this paragraph 7, the "Company" includes any direct and indirect subsidiary, parent, affiliate, or related company of the Company.

     8. Definitions.

     (a) "Business" means, with respect to the Company, (i) audit services (A) to identify and recover lost profits or, in the case of governmental agencies or programs, overpayments or erroneous or wrongful payments or reimbursements, from any source, including, without limitation, payment errors, missed or inaccurate discounts, allowances, or rebates, vendor pricing errors, or duplicate payments, or any other services substantially similar to or readily suitable for any such described services and (B) to identify expense containment opportunities; (ii) development and use of technology to provide such services; and (iii) provision of related consulting services, as further described in any and all Company marketing and sales manuals and materials as the same may be altered, amended, supplemented or otherwise changed from time to time.

     (b) "Cause" means, as determined by the PRGX Board in good faith: (i) a material breach of the duties and responsibilities of Executive or any written policies or directives of PRGX or the Company (other than as a result of


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Disability)  that is (A)  willful  or  involves  gross  negligence,  and (B) not remedied within 30 days after receipt of written notice from the Company that specifically identifies the manner in which such breach has occurred; (ii) Executive's commission of any felony that causes damage to the property, business or reputation of PRGX or the Company; (iii) Executive's engagement in a fraudulent or dishonest act; (iv) Executive's engagement in habitual insobriety or the use of illegal drugs or substances; (v) Executive's breach of Executive's fiduciary duties to PRGX or the Company; (vi) Executive's willful failure to cooperate, or willful failure to cause and direct the persons under Executive's management or direction, or employed by, or consultants or agents to, the Company or PRGX to cooperate, with all corporate investigations or independent investigations by the PRGX Board or the Company Board, all governmental investigations of the Company or PRGX and all orders involving Executive, the Company or PRGX entered by a court of competent jurisdiction; (vii) Executive's violation in any material respect of PRGX's Code of Conduct or PRGX's Code of Ethics for Senior Financial Officers or any successor codes; or (viii) Executive's engagement in activities prohibited by paragraph 7. Notwithstanding the foregoing, however, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive (i) a letter from the PRGX Board finding that, in the good faith opinion of the PRGX Board, Executive was guilty of the conduct set forth in any of the clauses of the preceding sentence and specifying the particulars thereof in detail and (ii) a copy of a resolution duly adopted by the affirmative vote of the members of the PRGX Board who are not officers of the Company at a meeting of the PRGX Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the PRGX Board), finding, in the good faith opinion of the PRGX Board, that Executive was guilty of such conduct and specifying the particulars thereof in detail.

     (c) "Change in Control" means the occurrence of any of the following events: (i) the acquisition of beneficial ownership of a majority of the outstanding voting stock of PRGX by any person (other than PRGX, a subsidiary of PRGX or any person that, on the Effective Date, beneficially owned not less than four million shares of the common stock of PRGX) or any two or more persons (other than persons that, on the Effective Date, beneficially owned not less than four million shares of the common stock of PRGX) acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding, or disposing of voting stock of PRGX; at any time during any period of two consecutive years (not including any period prior to the Effective Date, individuals who at the beginning of such period constituted the PRGX Board, and any new directors, whose election by the PRGX Board or nomination for election by the holders of the voting stock of PRGX was approved by a vote of at least two-thirds of the directors of PRGX then still in office who either were directors of PRGX at the beginning of the period or whose election or nomination for election was previously so approved (the "Current Directors"), cease for any reason to constitute a majority thereof, (iii) a merger or a consolidation of PRGX with or into another corporation or entity, other than (A) a merger or consolidation with a subsidiary of PRGX, or (B) a merger or consolidation in which the holders of voting stock of PRGX immediately before the merger hold as a class immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent, the Current Directors constitute at least a majority of the board of directors of such surviving or resulting corporation or its parent, and such surviving or resulting corporation or its parent expressly assume and agree to perform the obligations of the Company and PRGX under this Agreement; (iv) a statutory exchange of shares of one or more classes or series of outstanding voting stock of PRGX for cash, securities, or other property, other than an exchange in which the holders of voting stock of PRGX immediately before the exchange hold as a class immediately after the exchange at least a majority of all outstanding voting power of the entity with which PRGX stock is being exchanged, the Current Directors constitute at least a majority of the board of directors of such entity, and such entity expressly assumes and agrees to perform the obligations of the Company and PRGX under this Agreement; (v) the sale or other disposition of all or substantially all of the assets of PRGX, in one transaction or a series of transactions, other than a sale or disposition in which the holders of voting stock of PRGX immediately before the sale or disposition hold as a class immediately after the exchange at least a majority of all outstanding voting power of the entity to which the assets of PRGX are being sold, the Current
Directors constitute at least a majority of the board of directors of such entity, and such entity expressly assumes and agrees to perform the obligations of the Company and PRGX under this Agreement; or (vi) the liquidation or dissolution of PRGX.

     (d) "Competing Business" means any business engaging in the same or substantially similar business as the Business.

     (e) "Confidential Information" means any confidential or proprietary information relating to the Company or its customers that is not a Trade Secret., except for information that (i) was generally known prior to the Effective Date; (ii) was in Executive's possession prior to the Effective Date (other than information supplied to him by the Company or its agents), to the extent Executive has written record of possessing such information prior to the Effective Date; (iii) becomes generally known through no act or omission by Executive; (iv) is supplied to Executive subsequent to the Effective Date by a third party not under an obligation of confidentiality with respect to such information; (v) was independently developed by Executive without reference to or knowledge of any information, data, or disclosures received from the Company; or (vi) is required to be disclosed pursuant to an order of a court or other governmental agency of competent jurisdiction.

     (f) "Date of Termination" means (i) if Executive's employment is terminated by the Company for Disability, 30 days after the Company gives Notice of Termination to Executive (provided that Executive has not returned to the performance of Executive's duties on a full-time basis during this 30-day period), (ii) if Executive's employment is terminated by Executive for Good Reason, the date specified in the Notice of Termination, and (iii) if Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given.

     (g) "Disability" means Executive's inability or expected inability (or a combination of both) to perform the services required of Executive under this Agreement due to illness, accident or any other physical or mental incapacity for an aggregate of 90 days within any period of 180 consecutive days during which this Agreement is in effect, as agreed by the parties or as determined in accordance with the next sentence. If there is a dispute between Executive and the Company in the determination of Disability as to whether an illness, accident or any other physical or mental incapacity exists or existed during the applicable period, then such dispute is to be decided by a medical doctor selected by the Company and a medical doctor selected by Executive and Executive's legal representative (or, in the event that these doctors fail to agree, then in the majority opinion of these doctors and a third medical doctor chosen by these doctors). Each party shall pay all costs associated with engaging the medical doctor selected by such party and the parties shall each pay one-half of the costs associated with engaging any third medical doctor.

     (h) "Good Reason" means, subject to the next sentence, any of the following: (i) the Company's demotion of Executive to a lesser position than the position that he is serving in prior to the demotion; (ii) the assignment to Executive of duties materially inconsistent with his position or material reduction of Executive's duties, responsibilities or authority (as described in paragraph 3), in either case without Executive's prior written consent; except that a change in the foregoing that results solely from PRGX ceasing to be a publicly traded entity or from PRGX becoming a wholly owned subsidiary of a publicly traded entity will not, in either event and standing alone, constitute grounds for "Good Reason"; (iii) any decrease in Executive's Base Salary or annual bonus or benefits under the Standard Executive Benefits Package, except to the extent that the Company has instituted a salary, bonuses or benefits reduction generally and ratably applicable to all senior executives of the Company and so long as such reduction does not occur in contemplation of a Change in Control; (iv) unless agreed to by Executive, the relocation of Executive's principal place of business outside of the metropolitan area of Atlanta, Georgia; (v) the PRGX Board's failure to nominate Executive to serve as a member of the PRGX Board; or (vi) the failure by the Company, without Executive's consent, to pay to Executive any portion of Executive's Base Salary, annual bonus or other benefits within ten business days after the date the same is due, in each case not remedied by the Company within 30 days after receipt by the Company of written notification from Executive to the Company that specifically identifies the Good Reason. During the one-year period following a Change in Control, however, (i) no Good Reason for termination can occur under this Agreement because of any change in Executive's title or reporting relationship as a consequence of the Change in Control and any determination of Good Reason, if the determination relates to Executive's title or reporting relationship, is to be made by reference to Executive's title or reporting relationship that exists as a consequence of the Change in Control; and (ii) without limiting the occurrence of Good Reason as defined in the preceding sentence other than because of a change in, or by reference to, Executive's title or reporting relationship as specified in clause (i) of this sentence, Good Reason for termination can also occur under this Agreement upon: (A) the failure by the Company to continue to provide Executive with benefits at least as favorable in the aggregate to those enjoyed by Executive under the Standard Executive Benefits Package in which Executive was participating at the time of the Change in Control, (B) the taking of any action by the Company that would directly or indirectly materially reduce any such benefits or deprive Executive of any material fringe benefit (including equity-based benefits) enjoyed at the time of the Change in Control, or (C) the Company's failure to provide Executive with the number of paid vacation days to which Executive is entitled at the time of the Change in Control, excluding in subclauses (A) - (C), any failure or action by the Company that is not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof from Executive.

     (i) "Notice of Termination" means a written notice that indicates those specific termination provisions in this Agreement relied upon and that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. For purposes of this Agreement, no purported termination by either party is to be effective without a Notice of Termination.

     (j) "Release Agreement" means an agreement, substantially in the form attached hereto as Exhibit D, approved by the Company, pursuant to which Executive releases all current or future claims, known or unknown, arising on or before the date of the release against the Company or any direct and indirect subsidiary, parent, affiliated, or related company of the Company, or their respective officers and directors.

     (k) "Restricted Territory" means, and is limited to, Fulton County, Georgia.

     (l) "Standard Executive Benefits Package" means those benefits (including retirement, insurance and other welfare benefits, but excluding, except as provided in paragraph 6, any severance pay program or policy of the Company) for which substantially all of the Company's senior executives are from time to time generally eligible, as determined from time to time by the PRGX Board.

     (m) "Trade Secrets" means information of the Company without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a design, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that is not commonly known by or available to the public and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     (n) "Works" means any work of authorship, code, invention, improvement, discovery, process, formula, code algorithm, program, system, method, visual work, or work product, whether or not patentable or eligible for copyright, and in whatever form or medium and all derivative works thereof, that may be created, made, developed, or conceived by Executive in the course of employment with the Company, with the Company's time, on the Company's premises, using the Company's resources or equipment, or relating to the Business.

     9. Executive Representations. Executive represents to the Company that (a) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (b) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of Executive, enforceable in accordance with its terms.

     10. Withholding of Taxes. The Company shall withhold from any amounts payable under this Agreement all federal, state, city or other taxes that the Company is required to withhold under any applicable law, regulation or ruling.

     11. American Jobs Creation Act. Notwithstanding anything to the contrary in this Agreement, in the event that it is determined that any payment to be made under this Agreement in connection with a "separation of service" within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), is considered "nonqualified deferred compensation" subject to Section 409A of the Code, payment under this Agreement will be delayed for six months following the Date of Termination, but only in the event Executive is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code.

     12. Successors and Assigns. This Agreement is to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations under this Agreement to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company's assets, provided that the transferee or successor assumes the obligations of the Company and PRGX under this Agreement.

     13. Survival. Subject to any limits on applicability contained therein, paragraph 7 will survive and continue in full force in accordance with its terms notwithstanding any termination of the Employment Period.

     14. Choice of Law. This Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

     15. Severability. Whenever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, that invalidity, illegality or unenforceability is not to affect any other provision or any other jurisdiction, and this Agreement is to be reformed, construed and enforced in the jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

     16. Notices. Any notice provided for in this Agreement is to be in writing and is to be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address indicated as follows:

                 Notices to Executive:

                           James B. McCurry
                           45 Finch Forest Trail, N.W.
                           Atlanta, Georgia 30327

                 Notices to the Company or to PRGX:

                           PRG-Schultz USA, Inc.
                           600 Galleria Parkway
                           Suite 100
                           Atlanta, Georgia 30339
                           Attn: General Counsel
or any other address or to the attention of any other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement is to be deemed to have been given when so delivered, sent or mailed.

     17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement is to affect the validity, binding effect or enforceability of this Agreement.

     18. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

     19. Counterparts. This Agreement may be executed in separate counterparts, each of which are to be deemed to be an original and both of which taken together are to constitute one and the same agreement.

                          [ SIGNATURE PAGE TO FOLLOW ]

     The parties are signing this Agreement as of the date stated in the introductory clause.

                                         PRG-SCHULTZ USA, INC.



                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:



                                         PRG-SCHULTZ INTERNATIONAL, INC.



                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:



                                         ---------------------------------------
                                         James B. McCurry









                   [ Signature Page to Employment Agreement ]

                                    EXHIBIT A


                                OPTION AGREEMENT

                                OPTION AGREEMENT

     This Stock Option Agreement (this "Option Agreement") is entered into as of ________ __, 2005 between PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation ("PRGX") and JAMES B. MCCURRY ("Executive").

     PRGX, Executive and PRG-Schultz USA, Inc., a Georgia corporation and wholly owned subsidiary of PRGX (the "Company") are parties to an employment agreement dated of even date herewith (the "Employment Agreement").

     In accordance with paragraph 4(c) of the Employment Agreement, in connection with Executive's entering into employment with the Company, Executive is to receive a stock option grant with respect to 2,000,000 shares of the common stock, no par value per share, of PRGX (the "Common Stock").

     Therefore, the parties agree as follows:

     1. Grant of Non-Qualified Stock Option. PRGX hereby grants to Executive the right and option to purchase from PRGX, on the terms and subject to the conditions set forth in this Option Agreement, 2,000,000 shares of Common Stock (such shares, the "Option Shares"; such option, the "Option"). The date of grant of the Option (the "Grant Date") is ________ __, 2005. THE OPTION IS NOT TO CONSTITUTE AN INCENTIVE STOCK OPTION WITHIN THE MEANING OF SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. Of the 2,000,000 Option Shares, 500,000 Option Shares are time-vested Option Shares (the "Time-Vested Option Shares") and 1,500,000 Option Shares are performance-based Option Shares (the "Performance-Based Option Shares").

     2. Exercise Price of the Option. The exercise price for the Option Shares is $_______ per share, the closing price of the Common Stock on the NASDAQ National Market on the last trading day preceding the Grant Date (the "Exercise Price").

     3. Vesting of the Option. Subject to the earlier expiration or termination of this Option in accordance with its terms, the Option Shares granted under this Option Agreement will be exercisable as follows:

     (a) Time-Vested Option Shares. Subject to subparagraph 3(d), the Time-Vested Option Shares will become exercisable on the first anniversary of the Grant Date if Executive remains in the continuous employ of the Company as of that date.

     (b) Performance-Based Option Shares. Subject to subparagraphs 3(c) and 3(d), the Performance-Based Option Shares will become exercisable in three Tiers, as follows:

(1) 500,000 Performance-Based Option Shares will become exercisable upon attainment by PRGX, at any time following the first anniversary of the Grant Date (but prior to termination or expiration of this Option pursuant to Section 6), of a Market Price (as defined below) per share of the Common Stock of not less than $4.50 per share for 45 consecutive trading days ("Tier 1");

(2) 500,000 Performance-Based Option Shares will become exercisable upon attainment by PRGX, at any time following the second anniversary of the Grant Date (but prior to termination or expiration of this Option pursuant to Section 6), of a Market Price per share of the Common Stock of not less than $6.50 per share for 45 consecutive trading days ("Tier 2"); and

(3) 500,000 Performance-Based Option Shares will become exercisable upon attainment by PRGX, at any time following the third anniversary of the Grant Date (but prior to termination or expiration of this Option pursuant to Section 6), of a Market Price per share of the Common Stock of not less than $8.00 per share for 45 consecutive trading days ("Tier 3"),

($4.50 per share, $6.50 per share and $8.00 per share being referred to herein as the "Price Target" for Tier 1, Tier 2 and Tier 3, respectively). For purposes of this Option Agreement, "Market Price" means with respect to shares of Common Stock the daily closing price as reported by the NASDAQ National Market, or national securities exchange on which shares of Common Stock are then listed (or, if shares of Common Stock are not then quoted on the NASDAQ National Market or listed on a national securities exchange, the daily closing price reported in the over-the-counter market).

     (c) Discretionary Acceleration of Exercisability. The Compensation Committee of the Board of Directors of PRGX (the "Compensation Committee") may, in its sole discretion except as provided in subparagraph 3(d), accelerate the exercisability of all or a portion of Performance-Based Option Shares without regard to whether the requirements for exercisability thereof in subparagraph 3(b) have been met.

     (d) Mandatory Acceleration of Exercisability.

     (i) Upon a Termination without Cause or a Termination for Good Reason (each as defined in the Employment Agreement), (A) with respect to any Tier of Performance-Based Option Shares for which the Price Target has been achieved for 45 consecutive trading days, the Option shall automatically become exercisable for all shares included in such Tier without regard to the time period specified for such Tier in subparagraph 3(b); and (B) if the Price Target for Tier 1 has been exceeded for 45 consecutive trading days, but the Price Target for Tier 2 has not been achieved or exceeded for 45 consecutive trading days, the Option shall automatically become exercisable for a number of shares included in Tier 2 equal to 500,000 multiplied by the quotient of dividing (x) the result of subtracting 4.50 from the highest Market Price achieved by the Common Stock for forty-five consecutive trading days at any time after the Grant Date by (y) 2; and (C) if the Price Target for Tier 2 has been exceeded for 45 consecutive trading days, but the Price Target for Tier 3 has not been achieved or exceeded for 45 consecutive trading days, the Option shall automatically become exercisable for a number of shares included in Tier 3 equal to 500,000 multiplied by the quotient of dividing (x) the result of subtracting 6.50 from the highest Market Price achieved by the Common Stock for forty-five consecutive trading days at any time after the Grant Date by (y) 1.50.

     (i) Upon a Change in Control (as defined in the Employment Agreement) or if PRGX ceases to be a public company with reporting obligations under the Securities Exchange Act of 1934, as amended, (A)the Option will automatically become exercisable with respect to all Time-Vested Option Shares; (B)the Option will automatically become exercisable with respect to all Performance-Based Option Shares included in a Tier for which the applicable Price Target is exceeded by the Transaction Price; (C) if the Transaction Price exceeds the Price Target for Tier 1 but is less than the Price Target for Tier 2, the Option shall automatically become exercisable for a number of shares included in Tier 2 equal to 500,000 multiplied by the quotient of dividing (x) the result of subtracting 4.50 from the Transaction Price by (y) 2; and (D) if the Transaction Price exceeds the Price Target for Tier 2 but is less than the Price Target for Tier 3, the Option shall automatically become exercisable for a number of shares included in Tier 3 equal to 500,000 multiplied by the quotient of dividing (x) the result of subtracting 6.50 from the Transaction Price by (y) 1.50. For purpose hereof, "Transaction Price" means the per-share price consideration for the Common Stock payable to the Company's public shareholders in connection with the transaction resulting in, as applicable, (i) the Change in Control or (ii) PRGX ceasing to be a public company with reporting obligations under the Securities Exchange Act of 1934, as amended, or, in the case of clause (ii), if there is no transaction, the Market Price on the last trading day preceding such event. For purposes of determining the Transaction Price, any non-cash consideration to be received by the Company's public shareholders will be valued by the Compensation Committee, in good faith.

     4. Method of Exercise of Option.

     (a) To the extent then exercisable, Executive may exercise the Option in whole or in part; except that no single exercise of the Option is to be for less than 100 Option Shares, unless at the time of the exercise, the maximum number of Option Shares available for purchase under the Option is less than 100 Option Shares. In no event is the Option to be exercised for a fractional share of Common Stock.

     (b) To exercise the Option, Executive shall give written notice to PRGX stating the number of shares for which the Option is being exercised and the intended manner of payment. The date of this notice shall be the exercise date. The notice must be accompanied by payment in full of the aggregate Exercise Price, either by cash, check, note or any other instrument acceptable to the Compensation Committee. Payment in full or in part may also be made in the form of shares of Common Stock already owned by Executive based, in each case, on the Market Price of the shares of Common Stock on the date the Option is exercised; except that in no event is payment in full or in part for the exercise of an Option to be made with any Option Shares that, as of the date of exercise of the Option, have been owned by Executive less than six months. If the payment is in the form of shares of Common Stock, then the certificate or certificates representing the those shares must be duly executed in blank by Executive or must be accompanied by a stock power duly executed in blank suitable for purposes of transferring those shares to PRGX. Fractional shares of Common Stock will not be accepted in payment of the purchase price of Option Shares. PRGX shall not issue Option Shares until full payment for them has been made.

     (c) As soon as practicable upon PRGX's receipt of Executive's notice of exercise and payment, PRGX shall direct the due issuance of the shares so purchased.

     (d) As a further condition precedent to the exercise of this Option in whole or in part, Executive shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of Common Stock and accordingly shall execute any documents that the Board of Directors of PRGX (the "PRGX Board"), in its sole discretion, deems necessary or advisable to effect such compliance.

     (e)  In  the  case  of  Executive's   death,  the  Option,  to  the  extent
exercisable, may be exercised by the executor or administrator of Executive's estate or by any person or persons who have acquired the Option directly from Executive by bequest or inheritance.

     5. Non-Transferability of Options. Executive shall not assign or transfer the Option, other than by will or the laws of descent and distribution. During Executive's lifetime, only Executive (or, in the event of legal incapacity or incompetency, Executive's guardian or legal representative) may exercise the Option. Notwithstanding the foregoing, however, Executive, with the approval of the Compensation Committee, may transfer the Option for no consideration to or for the benefit of Executive's Immediate Family (including, without limitation, to a trust for the benefit of Executive's Immediate Family or to a partnership or limited liability company for one or more members of Executive's Immediate Family, subject to such limits as the Compensation Committee may establish, and the transferee(s) shall remain subject to all the terms and conditions applicable to the Option prior to transfer. The term "Immediate Family" means Executive's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include Executive).

     6. Termination of Option.

     (a) The portion of the Option that is not exercisable pursuant to paragraph 3 as of the Date of Termination (as defined in the Employment Agreement) will terminate automatically as of that date.

     (b) This Option Agreement and any portion of the Option not either terminated pursuant to subparagraph 6(a) or already exercised will terminate automatically and without further notice at the close of business on the earliest of the following dates: (i) on the Date of Termination, if termination of Executive's employment is for Cause (as defined in the Employment Agreement);
(ii) on the first anniversary of the Date of Termination, if termination of Executive's employment is for death or Disability (as defined in the Employment Agreement); (iii) 75 calendar days following the Date of Termination, if termination of Executive's employment is for any reason other than death, Disability or for Cause; or (iv) the seventh anniversary of the Grant Date.

     (c) In no event may the Option be exercised, in whole or in part, after termination pursuant to subparagraphs 6(a) and 6(b).

     7. Investment Representations. PRGX may require Executive, as a condition of exercising the Option, to give written assurances in substance and form satisfactory to PRGX to the effect that Executive is acquiring the Option Shares for Executive's own account for investment and not with any present intention of selling or otherwise distributing them, and to such other effect as PRGX deems necessary or appropriate in order to comply with applicable federal and state securities laws.

     8. Registration of Option and Option Shares. As soon as practicable after the date hereof, PRGX shall file a registration statement on Form S-8 under the Securities Act of 1934, as amended, to register the resale of the Option Shares.

     9. Compliance with Law. The Option is subject to the requirement that, if at any time counsel to PRGX determines that the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of the Option Shares, then the Option may not to be exercised, in whole or in part, unless the listing, registration, qualification, consent or approval has been effected or obtained on conditions acceptable to the Compensation Committee. Nothing in this Option Agreement will be deemed to require PRGX to apply for or to obtain the listing, registration, qualification, consent or approval.

     10. Recapitalization. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of PRGX by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, then, subject to any required action by PRGX's shareholders, the number and kind of Option Shares and the Exercise Price for the Option Shares are to be proportionately adjusted; except that no fractional Option Shares are to be issued or made subject to the Option in making the foregoing adjustments. All adjustments made by the Compensation Committee under this paragraph 10 will be final, conclusive and binding upon Executive.

     11. Reorganization. If, while all or any portion of the Option remains exercisable, PRGX proposes to merge or consolidate with another corporation, whether or not PRGX is to be the surviving corporation, or if PRGX proposes to liquidate or sell or otherwise dispose of substantially all of its assets or substantially all of the outstanding shares of Common Stock are to be sold, then the Compensation Committee may, in its sole discretion, either (i) make appropriate provision for the protection of the Option by the substitution on an equitable basis of (A) appropriate stock of the surviving corporation or its parent in the merger or consolidation, or other reorganized corporation that will be issuable in respect to the Option Shares then exercisable, or (B) any alternative consideration as the Compensation Committee, in good faith, may determine to be equitable in the circumstances; and, in either case, require in connection therewith the surrender of the Option so replaced; or (ii) upon written notice to Executive, provide that the unexercised (but exercisable) portion of the Option must be exercised within a specified number of days of the date of such notice or it will be terminated. In any such case, the Compensation Committee may, in its discretion, accelerate the date on which the Option, in whole or in part, becomes exercisable.

     12. Rights as Shareholder. Neither Executive nor any executor, administrator, distributee or legatee of Executive's estate will have any of the rights or privileges of, a shareholder of PRGX in respect of any of the Option Shares unless and until those Option Shares have been fully paid and certificates representing those Option Shares have been endorsed, transferred and delivered, and the name of Executive (or of Executive's personal representative, administrator, distributee or legatee of Executive's estate) has been entered as the shareholder of record on PRGX's books.

     13. Withholding of Taxes. PRGX's obligation to deliver Options Shares upon exercise of the Option is subject to Executive's satisfaction of any applicable federal, state and local income and employment tax and withholding requirements in a manner and form satisfactory to PRGX.

     14. No Special Employment Rights. No provision in this Option Agreement will be deemed to grant to Executive any right with respect to Executive's continued employment with, or other engagement by, the Company or any subsidiary, parent or affiliate or interfere in any way with the ability of the Company or any subsidiary, parent or affiliate at any time to terminate
Executive's employment or other engagement or to increase or decrease Executive's compensation from the rate in existence at the Grant Date.

     15. Other Employee Benefits. The amount of any compensation deemed to be received by Executive as a result of the exercise of the Option or the sale of Option Shares received upon the exercise will not constitute "earnings" with respect to which any other benefits of Executive are determined, including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan.

     16. Interpretation of this Option Agreement. All decisions and interpretations made by the PRGX Board or the Compensation Committee with regard to any question arising under this Option Agreement will be binding and conclusive on PRGX and Executive and any other person entitled to exercise the Option as provided for in this Option Agreement.

     17. Choice of Law. This Option Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

     18. Successors and Assigns. Subject to paragraph 5, this Option Agreement is to bind and inure to the benefit of and be enforceable by Executive, PRGX and their respective heirs, executors, personal representatives, successors and assigns.

     19. Notices. Any notice provided for in this Option Agreement must be in writing and is to be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address indicated as follows:

                  Notices to Executive:

                           James B. McCurry
                           45 Finch Forest Trail, N.W.
                           Atlanta, Georgia 30327

                  Notices to PRGX:

                           PRG-Schultz International, Inc.
                           600 Galleria Parkway
                           Suite 100
                           Atlanta, Georgia 30339
                           Attn: General Counsel
or any other address or to the attention of any other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Option Agreement will be deemed to have been given when so delivered, sent or mailed.

     20. Severability. Whenever possible, each provision of this Option Agreement is to be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any particular jurisdiction, that invalidity, illegality or unenforceability is not to affect any other provision or any other jurisdiction, and this Option Agreement shall be reformed, construed and enforced in the particular jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

     21. Complete Agreement. This Option Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

     22. Amendment and Waiver. Subject to the next sentence, the provisions of this Option Agreement may be amended or waived only with the prior written consent of PRGX and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Option Agreement is to affect the validity, binding effect or enforceability of this Option Agreement. PRGX unilaterally may waive any provision of this Option Agreement in writing to the extent that the waiver does not adversely affect the interests of Executive under this Option Agreement, but the waiver is not to operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of this Option Agreement.

                          [ SIGNATURE PAGE TO FOLLOW ]

     The parties are signing this Option Agreement as of the date stated in the introductory clause.

                                         PRG-SCHULTZ INTERNATIONAL, INC.



                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:



                                         ---------------------------------------
                                         James B. McCurry

                     [ Signature Page to Option Agreement ]

                                    EXHIBIT B


                       STANDARD EXECUTIVE BENEFITS PACKAGE

                                    EXHIBIT C


                            INDEMNIFICATION AGREEMENT

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement") is entered into as of July __, 2005, between PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (the "Corporation"), and JAMES B. MCCURRY (the "Indemnitee").

     Indemnitee is a director and officer of the Corporation, and in such capacity is performing a valuable service for the Corporation.

     Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Corporation on the condition that he be indemnified as herein provided.

     It is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein.

     Therefore the parties agree as follows:

     1. Certain Definitions.

     (a) References to the "Corporation" shall include any corporation which is a parent corporation or a subsidiary corporation with respect to PRG-Schultz International, Inc. within the meaning of Section 425(e) or (f) of the Internal Revenue Code of 1986, as amended, and shall also include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (b) "Disinterested Director" shall mean a director of the Corporation who is not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

     (c) "Expenses" shall mean all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, costs of bonds, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or out-of-pocket expenses) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

     (d) "Indemnification Period" shall mean the period of time during which Indemnitee shall continue to serve as a director or as an officer of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising out of acts or omissions of Indemnitee as a director or as an officer of the Corporation.

     (e) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or obligated to be paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement and any sums paid in respect of any deductible under any policies of directors' and officers' liability insurance) of any Proceeding.

     (f) "Nonreimbursable Liability" shall mean any expenses or liability incurred in a proceeding in which Indemnitee is adjudged liable, in a final and non-appealable judgment, to the Corporation or is subjected to injunctive relief in favor of the Corporation:

     (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

     (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

     (iii) for the types of liability set forth in Georgia Business Corporation Code Section 14-2-832; and

     (iv) for any transaction from which he received an improper personal benefit.

     (g) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including any appeal therefrom.

     (h) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans and trusts; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan or trust, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or trust shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

     2. Services by Indemnitee. Indemnitee agrees to serve as a director and/or officer of the Corporation so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Incorporation and By-laws of the Corporation (as each may be amended from time to time) or any subsidiary of the Corporation and until such time as he resigns or fails to stand for election or is removed from his position. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

     3. Indemnification.

     (a) The Corporation shall indemnify Indemnitee, to the fullest extent permitted by applicable law, whenever he is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Corporation, because he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, employee, agent, trustee or plan fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or because of anything done or not done by Indemnitee in such capacity, against Expenses and Liabilities (including the costs of any investigation, defense, settlement or appeal) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The foregoing notwithstanding, in no event shall the Corporation indemnify Indemnitee against any Nonreimbursable Liability.

     (b) Without in any way limiting the foregoing, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, he shall be indemnified against Expenses and Liabilities actually and reasonably incurred by him in connection therewith.

     4. Mandatory Advancement of Expenses. The Corporation shall advance to Indemnitee from time to time all reasonable Expenses incurred by or on behalf of Indemnitee within fifteen (15) days after the Corporation's receipt of a written request for an advance of Expenses by Indemnitee, whether prior to or after final disposition of a Proceeding. The written request for an advancement of any and all Expenses under this Section shall contain reasonable detail of the Expenses incurred by Indemnitee. The foregoing notwithstanding, the Corporation shall not be obligated to advance Expenses hereunder unless it shall have received from Indemnitee (a) a written affirmation of Indemnitee's good faith belief that his conduct did not constitute behavior which could result in Nonreimbursable Liability and (b) a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification pursuant to this Agreement.

     5. Limitations. The foregoing indemnity and advancement of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Corporation may maintain for Indemnitee's benefit or pursuant to the Articles of Incorporation or Bylaws of the Corporation (as each may be amended from time to time); provided, however, that notwithstanding the availability of such other indemnification and reimbursement pursuant to such Corporation-maintained policies, Indemnitee may, with the Corporation's consent, claim indemnification and advancement of Expenses pursuant to this Agreement by assigning Indemnitee's claims under such insurance to the Corporation to the extent Indemnitee is paid by the Corporation.

     6. Insurance. The Corporation may, but is not obligated to, purchase and maintain insurance to protect itself and/or Indemnitee against Expenses and Liabilities in connection with Proceedings to the fullest extent permitted by applicable laws. The Corporation may, but is not obligated to, create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement.

     7. Procedure for Determination of Entitlement to Indemnification.

     (a) Whenever  Indemnitee  believes  that he is entitled to  indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his claim for indemnification. Indemnitee shall submit such claim for indemnification within a reasonable time not to exceed three years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the latest event for which Indemnitee requests indemnification. If a determination is required by the Corporation that Indemnitee is entitled to Indemnification, and the Corporation fails to respond within sixty (60) days of such request, the Corporation shall be deemed to have approved the request. Any indemnification or advance of expenses which is due and payable to Indemnitee shall be made promptly and in any event within thirty (30) days after the determination that Indemnitee is entitled to such amounts.

     (b) If such a determination is required, the Indemnitee shall be entitled to select the forum in which Indemnitee's request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 7(a). The forum shall be any one of the following:

     (i) The shareholders of the Corporation; or

     (ii) A majority vote of the Board of Directors consisting of Disinterested Directors (even though less than a quorum); provided, however, that if there are no Disinterested Directors, or if the Disinterested Directors so direct, the determination shall be made by independent legal counsel in a written opinion.

     If Indemnitee fails to make such designation, his claim shall be determined by an appropriate court of the State of Georgia or a federal court located in the State of Georgia.

     8. Fees and Expenses of Counsel. The Corporation agrees to pay the reasonable fees and expenses of independent legal counsel should such counsel be retained to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 7 of this Agreement.

     9. Remedies of Indemnitee.

     (a) In the event that (i) a determination pursuant to Section 7 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement for any reason, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of his rights in an appropriate court. The Corporation shall not oppose Indemnitee's right to seek any such adjudication.

     (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 7 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 9 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he is not entitled to indemnification.

     (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 7 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court that all or any part of such indemnification is expressly prohibited by law.

     (d) In any court proceeding pursuant to this Section 9, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

     10. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     11. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative, arbitrative or investigative, but the omission to so notify the Corporation will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

     (a) The Corporation will be entitled to participate therein at its own expense; and

     (b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

     (i) The employment of counsel by Indemnitee has been authorized by the Corporation;

     (ii) Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee;

     (iii) The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

     (c) The Corporation shall not settle any Proceeding in any manner which would impose any penalty, liability, obligation or limitation on Indemnitee without Indemnitee's written consent; provided, however, that Indemnitee will not unreasonably withhold his consent to any proposed settlement.

     12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by Federal Express or other overnight or same day courier service providing a return receipt (and shall be effective when received or when refused, as evidenced on the return receipt) to the following addresses:

                           To Corporation:

                                    PRG-Schultz International, Inc.
                                    600 Galleria Parkway, Suite 100
                                    Atlanta, Georgia 30339
                                    Attention: General Counsel

                           To Indemnitee:

                                    James B. McCurry
                                    45 Finch Forest Trail, N.W.
                                    Atlanta, Georgia 30327

     13. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the Georgia Business Corporation Code, the Corporation's Articles of Incorporation or By-Laws (as each may be amended from time to time), or any agreements, vote of shareholders, resolution of the Board of Directors or otherwise. The provisions of this Agreement are hereby deemed to be a contract right between the Corporation and the Indemnitee and any repeal of the relevant provisions of the General Corporation law of the State of Georgia, or other applicable law, shall not affect this Agreement or its enforceability.

     14. Binding Effect, Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Corporation), heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or as an officer.

     15. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

     (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

     (b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

     16. Governing Law and Interpretation of Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, as applied to contracts between Georgia residents entered into and to be performed entirely within Georgia. If the laws of the State of Georgia are hereafter amended to permit the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment, the rights of indemnification and advancement of expenses conferred by this Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of Georgia, as so amended.

     17. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in
Section 13 hereof.

     18. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

     19.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

                          [ SIGNATURE PAGE TO FOLLOW ]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                         PRG-SCHULTZ INTERNATIONAL, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:




                                         ---------------------------------------
                                         James B. McCurry


                 [ Signature Page to Indemnification Agreement ]

                                    EXHIBIT D


                                 FORM OF RELEASE